                                                                    EXHIBIT 10.3

[SCANSOFT(R) PRODUCTIVITY LOGO]

Without BOUNDARIES(TM)

MEMORANDUM

To:      All Non-Commission Employees
From:    Human Resources
Date:    May 5, 2005
Subj:    FY 2005 Incentive for Performance Bonus Program (IFP)

We are pleased to confirm the details of the FY 2005 Incentive for Performance
(IFP) bonus program, which was introduced at the Q1 All Employee meeting, held on Thursday, February 17th. IFP has four elements as the Annual Bonus Opportunity is split into two bonus periods - first half (40% )* and second half (60%)* of fiscal year and each period being subdivided into achievement of Department Goals (50%) and achievement of Company Performance Goals (50%), as indicated below.

* PLEASE NOTE THAT THIS WAS A POSITIVE CHANGE FROM WHAT WAS COMMUNICATED AT THE ALL EMPLOYEE MEETING WHICH WAS A 33% SPLIT FOR Q1-Q2 AND 67% SPLIT FOR Q3-Q4, RESPECTIVELY.

                            FY 2005 BONUS STRUCTURE

                FY PERIOD      Q1-Q2                                       Q3-Q4
PRESENT BONUS OPPORTUNITY        40%                                         60%
            TARGET/PAYOUT     Q2 TARGET                PAYOUT     Q3 & Q4 TARGET      PAYOUT

      COMPANY PERFORMANCE
                  Revenue                               50%               TBD           50%
       Earnings per Share                                                 TBD
                Cash Flow                                                 TBD
                              To be distributed by      50%     To be distributed by    50%
         DEPARTMENT GOALS          Dept Head                         Dept Head

The terms and conditions of the FY2005 bonus program are outlined below. PLEASE NOTE that prior to the FY Period Q1-Q2 Bonus Calculation and Payout, you will receive a memo confirming your current bonus opportunity amount which is based on your position level within the organization.

EFFECTIVE DATE           This plan is effective October 1, 2004 through September 30, 2005. It is a discretionary plan that may be modified or cancelled at any time by the
                         Chairman and CEO.

ELIGIBILITY              All non-commission employees are eligible to participate. Newly hired employees' annual bonus opportunity is pro-rated based on the number of weeks worked at ScanSoft during the bonus period. Employees who leave
                         ScanSoft, for any reason, prior to a payout date are not eligible to receive a payout. Employees who are on a leave of absence during the year will have their bonus opportunity pro-rated based on the amount of time they are at work.

ANNUAL BONUS             The annual bonus opportunity for the 2005 IFP Company Bonus Program  is
OPPORTUNITY              based on the employee's position in the company's job structure and salary at the end of the payout periods, March 31, 2005 and September 30, 2005.
                         Individual bonus opportunities will, in general, remain consistent with those of 2004; however, a thorough review to ensure the accuracy of all individual's bonus opportunities will be conducted with management prior to the calculation and payout of the FY Period Q1-Q2 bonus attainment.
                         Upon completion of this audit, employees will receive confirmation of their bonus opportunity for the 2005 Company Bonus Program.

                         The target percent and corresponding bonus amount do not change within the plan year unless:

                           -     AN EMPLOYEE IS PROMOTED INTO A POSITION THAT CARRIES A HIGHER
                                 PERCENTAGE OPPORTUNITY (E.G., FROM INDIVIDUAL CONTRIBUTOR TO
                                 MANAGER). When this occurs, the opportunity percentage and bonus amount are pro-rated based on the effective date of the change;
                                 or

                           -     AN EMPLOYEE'S STATUS CHANGES. If, at some point during the plan year, an employee's status changes from part-time to full-time or vice versa, the opportunity percentage and bonus amount are pro-rated based on the effective date of the change.

FISCAL YEAR BONUS        Your annual bonus opportunity will be split into a first half opportunity
OPPORTUNITY SPLIT        of 40% and a second half opportunity of 60%.

PAYOUT GUIDELINES        The first half bonus will be paid after the 2nd quarter-end close, anticipated to be in the first pay period of May and the second half bonus will be paid after the 4th quarter-end/year-end close, anticipated to be in the first pay period of November (pay dates vary based upon geographic location).

                         50% of your bonus opportunity is based on the achievement of company performance goals (revenue, EPS, and cash flow) and the other 50% is based on the achievement of your department's goals. The company needs to achieve ALL of the company goals to receive 50% of the bonus opportunity.
                         Your department needs to achieve ALL of the assigned departmental goals to receive the other 50% of the bonus opportunity.

                         Bonus opportunities are capped at 100% of your bonus opportunity.
                         Incremental bonuses, if any, will be awarded at the discretion of the
                         CEO.

                         Example:

                             -        Sally is paid $60,000 per year and is eligible for a 10%
                                      bonus or $6,000

                             -        For the first half year period, Sally is eligible for 40% of the bonus opportunity or $2,400

                             -        ScanSoft attained the revenue goal, but missed the EPS and cash flow goals, so she will not receive any payout on the
                                      50% bonus opportunity ($1,200) tied to the company
                                      performance goals

                             -        Her department attained all of their goals, so Sally is
                                      eligible for the 50% bonus opportunity ($1,200) tied to her department goals

PAYOUT METHODS           The company reserves the right to provide bonus payouts in either cash and/or restricted stock. As a general rule, restricted stock awards would be utilized at Director level positions and above.

As always, you should consider this compensation information to be company confidential and only discuss it with your manager or your Human Resources representative.